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                                                                    EXHIBIT 99.1


  NEXTLINK AND CONCENTRIC NETWORK ANNOUNCE $2.9 BILLION TRANSACTION TO CREATE
               PREMIER BROADBAND INTERNET COMMUNICATIONS COMPANY

  -- Proposed transaction to create a fully integrated communications company, offering a complete range of voice, data and Internet services for growing businesses worldwide --

MCLEAN, Va. and SAN JOSE, Calif. (January 10, 2000) - NEXTLINK Communications, Inc.(NASDAQ:NXLK) and Concentric Network Corporation (NASDAQ:CNCX) today announced that they have entered into a definitive agreement for the combination of the two companies, creating a next-generation, broadband communications company that will provide a full range of voice, data and Internet communications services. The transaction, valued at approximately $2.9 billion, is expected to close in the second quarter of this year.

In the transaction, each share of Concentric Network common stock will be exchanged for $45.00 of NEXTLINK common stock, subject to a collar. The actual number of shares of NEXTLINK common stock to be exchanged for each Concentric Network common share will be based on the 20 day average trading prices of NEXTLINK common stock prior to closing, but will not be less than 0.495 (if NEXTLINK's average stock price exceeds $90.91), or more than 0.650 (if NEXTLINK's average stock price is less than $69.23). Based on NEXTLINK's closing price of $78.50 on January 7, 2000, the ratio would be .573 NEXTLINK shares per Concentric Network share and Concentric Network shareholders would hold approximately 17.8 percent of the fully diluted shares of the combined company.

The transaction is intended to be tax-free to the NEXTLINK and Concentric Network shareholders and will be accounted for as a purchase. The transaction, which has been unanimously approved by both the NEXTLINK and Concentric Network Boards of Directors, is subject to approval by Concentric Network's stockholders. Eagle River Investments, the holder of a majority of NEXTLINK's voting power, has agreed to approve the transaction. The transaction is subject to certain other customary closing conditions, including regulatory approvals. The parties expect to obtain consent of Concentric's bond and preferred stock holders to the merger, but have reserved the right to restructure the transaction so that these consents will not be required.

"This is an important day for NEXTLINK and Concentric. We have combined NEXTLINK's rapidly growing local and long distance businesses and strategic broadband network assets with one of the nation's leading web hosting and Internet data services companies," said NEXTLINK Chairman and Chief Executive Officer Dan Akerson. "With the addition of Concentric's top management in the Internet service business to the NEXTLINK team, we firmly believe that the combination of these two entrepreneurial companies will quickly provide dramatic and significant cross selling opportunities and other synergies."
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Together, the companies will possess an unrivaled set of broadband network
assets and comprehensive data, e-commerce and Internet business services.   As a
facilities based carrier, NEXTLINK has exclusive rights to a 16,000 mile high-speed, IP-centric fiber optic backbone network. It also operates very robust local fiber optic networks throughout top cities across the United States. Additionally, as the largest holder of fixed wireless spectrum in North America, with licenses covering 95 percent of the population in the top 30 markets in the United States, NEXTLINK intends to complement its local fiber networks with broadband wireless service.

This infrastructure capability combined with Concentric's leading market share position for business-grade DSL, number two market position for shared Web hosting, and e-commerce capabilities in application hosting, managed security, and virtual private networks (VPN), will create a combined company that can compete at the highest levels of the broadband communications industry in cost structure and service offerings. Together, NEXTLINK and Concentric will offer a complete, single source communications solution for small and medium-sized businesses, including the full array of Concentric's Internet business, data center and application service provider (ASP) services, transported across NEXTLINK's networks.

The combination of NEXTLINK's unique broadband infrastructure assets with Concentric's sophisticated data and Internet product portfolio is also expected to result in significant potential combination benefits for the combined company. NEXTLINK expects to realize meaningful margin enhancements by moving local and data traffic onto its broadband metropolitan and broadband wireless networks, as well as onto its national backbone infrastructure. And through these "on-net" benefits, NEXTLINK and Concentric expect to accelerate their respective revenue growth rates by cross-selling local telecommunications and data and Internet services to their respective customer bases.

Additionally, Concentric Network's pending acquisition of London-based Internet Technology Group, plc (ITG), expected to close in the first calendar quarter, will give the combined company an established base in the European data marketplace. ITG operates an extensive Internet backbone within Europe with extensive ISP peering relationships. ITG also possesses transatlantic telecommunications capacity, multiple European data centers and offers a full range of connectivity services to businesses.

"The integrated value proposition of the combination is clear," said Concentric Network Chief Executive Officer Henry R. Nothhaft. "The pairing of Concentric's value-added access, hosting and e-commerce services with NEXTLINK's expansive fiber optic and wireless facilities, will position the combined company to realize significant and easily identifiable cross selling and cost reduction synergies. This combination of IP and transport layer facilities within one company will be a potent mixture for successful, long-term execution in the marketplace."
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"The capabilities of the two companies will result in a differentiated service offering to the small and medium business customers that both NEXTLINK and Concentric have already had success reaching the past few years," continued NEXTLINK Chairman and Chief Executive Officer Dan Akerson. "Additionally, using our combined capabilities, we plan to aggressively and successfully compete for the business of many of the nation's Fortune 1000 companies. We will have a very strong product set and a distribution network of both direct sales representatives and agents that will all be aimed at many of the largest and fastest growing customer segments in the business arena."

Dan Akerson will remain Chairman and CEO of the combined company, and Henry R. Nothhaft will become a Vice Chairman of the NEXTLINK board and lead the combined company's retail Internet and data services businesses, which will continue to be offered under the Concentric brand name. Concentric Network will also have an additional member appointed to the combined company's board of directors. The combined company headquarters will be in McLean, Virginia, and the Concentric Network operations will remain in San Jose, California. The total employee base will be approximately 4,000.

In the transaction, NEXTLINK was advised by Merrill Lynch & Co. and Concentric Network was advised by Bear, Stearns & Co. Inc.

About NEXTLINK
--------------
NEXTLINK provides high quality, broadband communications services to businesses over fiber optic and broadband wireless facilities across the United States. NEXTLINK currently is providing service in 49 markets. The company is the largest holder of broadband fixed wireless spectrum in North America, with licenses covering 95 percent of the population in the top 30 markets in the United States. NEXTLINK plans to use wireless capabilities plans to complement and extend the reach of its local fiber optic networks in the markets in which NEXTLINK has spectrum. Additionally, NEXTLINK is acquiring exclusive rights to use certain fibers and a conduit throughout a 16,000-mile high-speed, IP-centric fiber optic backbone network that will connect over 50 cities in the United States and Canada. The network is expected to be completed in 2001, with NEXTLINK turning on segments of the network during 2000. Through this unrivaled collection of facilities, NEXTLINK will provide integrated, end-to-end telecommunications solutions to its customers. For more information, visit http://www.nextlink.com.


About Concentric Network Corporation
------------------------------------
Concentric Network provides complete Internet business solutions for small- and medium-sized enterprises, including DSL access, Web hosting and e-commerce. The company also offers data center services, virtual private networks, dedicated access, and application infrastructure services for delivering applications over the Internet or a VPN. Concentric's services are offered through a nationwide network of
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data centers and a private, nationwide ATM network.  All Concentric
Network services are backed by 24/7 customer care and most include service level agreements. Concentric Network is headquartered in San Jose, California with operations in Irvine, CA, Chicago, IL, St. Louis, MO, Saginaw, MI. and Secacus, NJ. For more information, visit http://www.concentric.net/ or contact Public Relations at publicrelations@marine.com.
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                                   #   #   #
  The statements contained in this release which are not historical facts are "forward-looking statements" (as such term is defined in the Private Securities
 Litigation Reform Act of 1995). These statements include those describing the enhanced product and service offerings, the competitive capabilities and potential synergeries of the combined companies, the expected timing of
  Concentric Network's pending acquisition of ITG, the expected timing of the proposed transaction between NEXTLINK and Concentric Network and the expected timing of the implementation of NEXTLINK's network. Management wishes to caution the reader that these forward-looking statements, regarding matters that are not historical facts are only predictions and are subject to risks and uncertainties and actual results may differ materially from those indicated in the forward-looking statements as a result of a number of factors. These factors include, but are not limited to, the combined company's ability to successfully market its products and services to current and new customers in a competitive marketplace, to design and construct fiber optic networks, install cable and facilities, including switching electronics, to develop, install and provision LMDS equipment and interconnect that equipment with the Company's fiber networks and connect the networks, including LMDS equipment to customers and on satisfactory terms and conditions, and certain risks related to the Company's national network strategy. Additional factors include the companies'
 ability to successfully integrate their operations, products and services, and to timely obtain the regulatory and stockholder approvals that are conditions to closing the proposed transaction.


Attention Editors and reporters:

There will be an audio news conference held at 10:00 a.m. EST / 7:00 a.m. PST. Media and industry analysts can participate by dialing 800-777-5216. A 48 hour replay of the conference can be accessed by dialing 800-633-8284, reservation #14129306.

Attention Television editors and reporters: There will be b-roll of NEXTLINK and Concentric available via satellite feeds at 9:00 a.m. EST, 12:00 p.m. EST, and 3:00 p.m. EST. Feed is available on C-band Telestar 4, transponder 6.


NEXTLINK  Contact:         Todd Wolfenbarger / media and industry analysts
                           425.519.3946 / 206.399.6770 portable
                           twolfenbarger@nextlink.net
                           --------------------------

                           Nancy Bacchieri / financial analysts
                           425.519.8940

Concentric contact:        Jenna Dee
                           408.817.2297
                           jdee@concentric.com
                           -------------------

                           Lerry Wilson
                           Wilson McHenry Company
                           650.356.5201
                           lwilson@wmc.com
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